EXHIBIT 10.1

AMENDMENT NO. 1

Effective May 21, 2010

TO

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended May 21, 2009)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) as of May 27, 2004, and having amended and restated the Plan as of November 16, 2005, and again as of September 19, 2007, again as of May 21, 2009, hereby amends the restated Plan as follows effective as of May 21, 2010:

4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan is 21,000,000. Notwithstanding the preceding sentence, the aggregate number of Shares subject to Awards of Restricted Stock, Stock Units, Performance Units and Performance Shares granted under the Plan shall not exceed 6,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 1 to the restated Plan on the date indicated below.

THE PMI GROUP, INC.

By:	/s/ Charles Broom
Name:	Charles Broom
Title:	Senior Vice President

Date:	May 24, 2010